Exhibit 99.1

ABATIX CORP.
Charter of the Audit Committee of the Board of Directors

I.	Purpose
	A.	The Audit Committee is appointed to assist the Board in fulfilling its oversight responsibilities.
	B.	The Company’s management is responsible for preparing the Company’s financial statements.
	C.	The independent auditors are responsible for auditing those financial statements.

II.	Authority
A.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization.

	B.	The Audit Committee has the ability to retain, at the Company’s expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

III.	Composition
A.

Audit Committee members shall be appointed by the Board of Directors upon the recommendation of a majority of the independent directors.  The members of the Committee shall designate a Chair by majority vote of the Committee membership.

B.

The Audit Committee shall be comprised of three or more directors, each of whom shall be independent, nonexecutive directors, and free from any relationship that would interfere with the exercise of his or her independent judgment.

		1.	For the purposes hereof, the term “independent” shall mean a director who meets the requirements pursuant to SEC and Nasdaq Marketplace Rules.
		2.	Each member of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements.
		3.	At least one member of the Committee shall have accounting or related financial management expertise, being an “audit committee financial expert” as defined by the SEC.
	C.	No member of the Audit Committee may have participated in the preparation of financial statements of the Company for the past three years.
	D.	No member of the Audit Committee shall receive any fees from the Company other than for service on the Board of Directors.

IV.	Meetings
	A.	The Committee shall meet at least four times annually, or more frequently as circumstances dictate.
	B.	The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting.
C.

The Committee should meet privately in executive session at least annually with management, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believes should be discussed.

V.	Responsibilities and Duties
	A.	Charter
		1.	Review and reassess the adequacy of this Charter at least annually.
		2.	Recommend proposed changes to the Board.
		3.	At least every three years, submit the charter to the Board of Directors for approval and have the document filed with the SEC.
	B.	Proxy Statement
		1.	The Audit Committee shall prepare the report required by the rules of the SEC to be included in the Company’s annual proxy statement.
	C.	Financial Statements
		1.	Review the Company’s annually audited and quarterly unaudited financial statements prior to filing or distribution. Review should include:
			a.	Discussion with management and independent auditors of significant issues regarding accounting principles, practices and judgments.
			b.	Assessment of the adequacy of the Company’s financial disclosures.
c.

Discussion of any significant changes to the Company’s accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 (see item 9).  Such report will become part of the Committee’s minutes.

			d.	Ensuring that GAAP results accompany all “pro forma” results in the same document.
		2.	The Chair of the Committee may represent the entire Audit Committee for purposes of this review.
	D.	Controls Over Financial Reporting
		1.	The Audit Committee shall, in consultation with the management and the independent auditors:
			a.	Monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.
			b.	Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures.
			c.	Review significant findings prepared by the independent auditors together with management’s responses.
2.

The Audit Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding accounting or auditing matters.

E.	Independent Auditors
	1.	The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors.
2.

The Audit Committee shall review the independence and performance of the auditors and shall have sole authority to appoint and retain, subject to ratification by the Company’s stockholders, the independent auditors or approve any discharge of auditors when circumstances warrant.

	3.	Resolve any disagreements between management and the independent auditors regarding financial reporting.
4.

Approve the fees and other significant compensation to be paid to the independent auditors, including the responsibility to approve in advance, except as otherwise permitted by law, all services, including non-audit services, performed by the independent auditor for the Company.

5.

On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors’ independence by obtaining a formal written statement delineating all relationships and all non-audit services and fees.

	6.	Review the independent auditors audit plan – discuss scope, staffing, locations, and reliance upon management.
	7.	Consider the independent auditors’ judgements about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.
	8.	Establish the hiring practices of former employees of the independent auditor.
	9.	Prohibited Transactions:
a.

The independent auditor will not provide any consulting services to the Company except as permissible under Section 201 of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated there under.

		b.	The independent auditor may not perform any consulting work or provide personal tax or financial planning advice to any officer or director of the Company.
F.	Legal Compliance
1.

On at least an annual basis, review with the Company’s counsel, any legal matters that could have a significant impact on the organization’s financial statements, the Company’s compliance with applicable laws and regulations, and inquiries received from regulators or government agencies.

G.	Other
	1.	Provide an avenue of communication among the independent auditors, management, and the Board of Directors.
	2.	Review all related party transactions for conflicts of interest, with the authority to approve all related party transactions.
	3.	Perform any other activities consistent with this Charter, the Company’s by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.
	4.	Maintain minutes of meetings.
	5.	Periodically report to the Board of Directors on significant results of the foregoing activities.
	6.	Conduct an annual performance evaluation of the Committee and discuss those results with the Board of Directors.